UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2016

CSW INDUSTRIALS, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-37454	47-2266942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 8, 2016, CSW Industrials, Inc., a Delaware corporation (the “Company”), held its 2016 Annual Meeting of Stockholders (the “Meeting”). The number of shares present at the Meeting was 13,508,785, representing 85.9% of the 15,718,188 shares issued and outstanding that were entitled to vote on June 20, 2016, the record date for the Meeting.

Four items of business were submitted to stockholders at the Meeting. The voting results for each proposal are set forth below:

1.	Election of Directors. The director nominee listed below was duly elected at the Meeting for a three-year term expiring in 2019 pursuant to the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael Gambrell	7,714,772	3,617,659	2,176,354

2.	Advisory Vote on Executive Compensation. The proposal for approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved pursuant to the following votes:

Votes FOR:	8,005,050
Votes AGAINST:	2,913,864
Votes ABSTAINED:	413,517
Broker Non-Votes:	2,176,354

3.	Advisory Vote on Frequency of Executive Compensation Vote. The proposal to determine, on an advisory basis, the frequency of the Company’s advisory vote to approve the compensation of the Company’s named executive was determined as follows:

	One Year	Two Years	Three Years	Abstained	Broker Non-Votes
Votes FOR:	10,913,821	169,790	201,996	46,824	2,176,354

4.	Ratification of Independent Registered Public Accounting Firm. Grant Thornton LLP was ratified to serve as the Company’s independent registered public accounting firm for fiscal 2017 pursuant to the following votes:

Votes FOR:	12,040,607
Votes AGAINST:	1,423,913
Votes ABSTAINED:	44,265
Broker Non-Votes:	0

No other matters were voted on at the Meeting.

For information regarding the agreement the Company entered into with Newtyn Management LLC and the other signatories listed on the signature page thereto (collectively, “Newtyn”) regarding the settlement of a proposed proxy solicitation by Newtyn, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2016

By:	/s/ Luke E. Alverson
Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary